EXHIBIT 10.16

SPEEDHAUL, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of July 24, 2007 by and among Speedhaul, Inc., a New Jersey corporation (the “Company”) (to be renamed “Gold Horse International, Inc.”, and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

PURCHASE AND SALE OF STOCK

1.1       The Investor agrees to purchase a number of shares of newly issued Company common stock set forth on the signature page hereto (collectively, the “Purchased Stock”). Upon acceptance of this Subscription Agreement by the Company, the Company shall issue and deliver stock certificates to the Investor representing the stock purchased, for a per-share purchase price of One U.S. Dollar ($1.00) per share.

1.2       The subscription period will begin as of July 24, 2007 and will terminate (if the Closing Date has not earlier occurred) at 5:00 PM Eastern Standard Time on August 31, 2007.

1.3       Each Investor understands and acknowledges that this subscription is part of a proposed placement by the Company of a minimum of TWO MILLION shares of common stock of the Company (the “Minimum Offering Amount”). Investor understands that payments hereunder as to the Offering will be held in an escrow account established by the Company, and shall be paid over to the Company at the closing of the purchase of the Purchased Stock (the “Closing”) to occur on the Closing Date, and released to the Company if the Minimum Offering Amount is reached. If the Minimum Offering Amount is not obtained, the funds held therein will be returned to the subscribers without interest or deduction.

1.4       Investor has delivered and paid concurrently the aggregate purchase price (the “Purchase Price”) set forth on the signature page hereof required to purchase the Purchased Stock hereunder which amount has been paid in U.S. Dollars by wire transfer to the Company’s account as specified on Exhibit B.

1.5       The certificates for the Common Stock bearing the name of the Investor will be delivered by the Company no later than fifteen (15) days following the Closing Date. The Investor hereby authorizes and directs the Company to deliver the securities to be issued to such Investor pursuant to this Agreement to the address written on the signature pages hereto.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

1.6       The Company may, in its sole discretion, reject any subscription, in whole or in part, or terminate or withdraw the Offering in its entirety at any time prior to closing. The Company shall not be required to allocate among investors on a pro rata basis in the event of an over-subscription.

1.7       Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)       “Regulation S” shall mean Regulation S promulgated under the Act (as defined herein).

(b)       “United States” shall mean and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(c)       “U.S. Person” (as defined in Regulation S) shall mean: (i) a natural person residing in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

(d)       “Non-U.S. Person” shall mean any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2) of Regulation S.

(e)       “Restricted Period” shall mean, with respect to Purchased Stock, a period of one year commencing on the Closing Date for the purchase and sale of such Purchased Stock, and ending on the date which is the one year anniversary of the Closing Date.

SECTION 2

CLOSINGS

2.1 Initial Closing. The initial closing and the initial issuance of the corresponding shares of common stock (the “Initial Closing”) shall be held at the corporate offices at No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China on July 31, 2007, or at such other place and date as the Company and Investors purchasing at least a majority of the aggregate amount of the Purchased Stock at the Initial Closing mutually agree upon orally or in writing.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

2.1       Subsequent Closings. After the Initial Closing, the Company may sell additional shares of common stock to such additional investors as it shall select, in one or more additional closings (each, a “Closing”). Any such additional investor shall execute and deliver a counterpart signature page to this Agreement, and thereby become a party to and be deemed an Investor under this Agreement.

2.2       Delivery. At each Closing (i) each Investor participating in such Closing shall deliver to the Company a check or wire transfer of immediately available funds in the amount of such Investor’s Purchase Price with respect to such Closing set forth opposite such Investor’s name on Exhibit A attached hereto; and (ii) the Company shall deliver to each such Investor a corresponding certificate representing Purchased Stock.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor hereby represents and warrants to the Company as follows:

3.1       Purchase for Own Account. Such Investor represents that it is acquiring the Purchased Stock (collectively, the “Securities”) solely for investment for such Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.2       Disclosure of Information. Such Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.3       Investment Experience. Such Investor represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities. Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

3.4       Non-U.S. Person. Such Investor (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is a Non-U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person; and (iii) at the time of each Closing in which the Investor participates, the Investor or persons acting on the Investor’s behalf in connection therewith will be located outside the United States.

3.5       No Registration; Regulation S. Such Investor has been advised and acknowledges: (i) that the Securities have not been, and when issued, will not be registered under the Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) that in issuing and selling the Securities to the Investor pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one year following the Closing Date; (iv) that, notwithstanding the foregoing, during the Restricted Period the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and to a Non-U.S. Person.

3.6       No Directed Selling. Such Investor has not engaged, nor is it aware that any party has engaged, and such Investor will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

3.7       Offshore Transaction. At the time of offering to such Investor and communication of such Investor’s order to purchase the Securities and at the time of such Investor’s execution of this Agreement, such Investor or persons acting on such Investor’s behalf in connection therewith were located outside the United States.

3.8       Not a Distributor. Such Investor is not a “distributor” as such term is defined in Regulation S, and such Investor is not a “dealer” as such term is defined in the Act.

3.9       Compliance with Non-U.S. Laws. Such Investor hereby represents that the Investor has satisfied to the full observance of the laws of the Investor’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements of the Investor’s jurisdiction for the purchase and acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor’s subscription, purchase, acquisition and payment for, and such Investor’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor that:

4.1       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2       Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities has been taken or shall have been taken prior to the Initial Closing. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3       Absence of Required Consents; No Violations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement. The Company is not in violation or default of any provision of its Amended and Restated Articles of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that would result in the creation of any lien, charge or encumbrance upon any material assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except for such results which would not constitute a material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise.

4.4       Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Purchased Stock as contemplated by this Agreement are exempt from the registration requirements of the Act.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

4.5       Valid Issuance of Preferred and Common Stock. The shares of Purchased Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

SECTION 5

COVENANTS

5.1       Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in Section 3 above, each Investor agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the representations and warranties in Section 3, and:

(a)       there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)       (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

(c)       Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

5.2       Resales. Each Investor agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions, including but not limited to any swap, short sale or other arrangement that transfers to another, in whole or in part, the economic consequences of ownership to another, with regard to the Securities unless in compliance with the Act.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

5.3       Stop-Transfer. In order to enforce the covenants set forth in Sections 5.1 and 5.2 above, the Company may impose stop-transfer instructions with respect to the Securities of such Investor (and the shares or securities of every other person subject to the restrictions in Sections 5.1 and 5.2) while the restrictions set forth in such Sections are in effect.

5.4       Compliance with Transfer Restrictions. The Company hereby agrees to refuse to register any transfer of the Securities or the underlying shares of Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration. Each Investor acknowledges that the Company shall make a notation in its stock records regarding the restrictions on transfer set forth in this Section 5.5 and shall transfer such Securities on the books of the Company only to the extent consistent therewith.

5.5       Restricted Period. Each Investor agrees that until the expiration of the Restricted Period with respect to Securities held by such Investor: (i) the Investor, its agents or representatives have not and will not solicit offers to buy, offer for sale or sell Securities subject to restriction, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period; and (ii) that, notwithstanding the foregoing, prior to the expiration of the Restricted Period, Securities subject to restriction hereunder may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person, the Securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and to a Non-U.S. Person; and (iii) such Investor shall not engage in hedging transactions, including but not limited to any swap, short sale or other arrangement that transfers to another, in whole or in part, the economic consequences of ownership to another, with regard to such Securities unless in compliance with the Act. The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. Such Investor agrees that after expiration of the Restricted Period applicable to Securities held, such Securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

SECTION 6

MISCELLANEOUS

6.1       Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

6.2       Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3       Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of California and the U.S. federal securities laws without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California and the U.S. federal securities laws to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Los Angeles County in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

6.4       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5       Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6       Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit with an international express delivery service, postage prepaid, addressed to the parties as set forth below with delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 6.6 by giving the other party written notice of the new address in the manner set forth above.

6.7       Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Investor affected by such waiver or amendment.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

6.8       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9       Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10     Legends. It is understood by the parties that each certificate issued to and held by the Investor representing the Securities, and any securities issued in respect thereof or exchange thereof shall bear legends in the following forms, in addition to any legend required under applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

6.11	Currency. All currency amounts set forth herein are stated in U.S. Dollars.

6.12     Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SPEEDHAUL, INC.

By:	/s/ Yang Liankuan
Yang Liankuan
Chief Executive Officer

Address:	No. 31 Tongdao South Road

Hohhot, Inner Mongolia, China

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

INVESTOR:

________________ Cai Quanzai	________________ Zhang Zhiqiang
________________ Wang Yuewen	________________ Yun Huajun
________________ Li Lei	________________ Yun Jianqing
________________ Yan Hong	________________ Wang Dongsheng
________________ Han Xiaoqing	________________ Zhang Xiuqing
________________ Yang Shouye	________________ Li Xiaodong
________________ Yang Wenbing	________________ Yang Wenjun
________________ Yang Fang	________________ Jia Chunzhi
________________ Zhang Xiuzhen	________________ Zhou Xiaoli
________________ Wang Zhigang	________________ Yang Jun

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

________________ Yun Xueqin	________________ Zhao Yinfeng
________________ Li Zhenfang	________________ Song Guohui
________________ Song Liping	________________ Yang Changchun
________________ Guo Cunai	________________ Suo Zhanyuan
________________ Yan Le	________________ Zhang Suqing
________________ Zhao Yong	________________ Wang Yongping
________________ Zhang Zaizai	________________ Zhang Qiaolin
________________ Li Zhihua	________________ Li Meihua
________________ Li Ranran	________________ Gao Errong
________________ Bo Runxian	________________ Wang Dongxiao

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

________________ Tian Chunliang	________________ Jia Haijun
________________ Zheng Shuqing	________________ Li Bin
________________ Hou Jisuo	________________ Li Caihong
________________ Gao Xingang	________________ Zhang Xiaoyan
________________ Yun Jinbiao	________________ Dong Liansheng
________________ Zhao Meili	________________ Wang Yunbiao
________________ Ma Zhibiao	________________ Kang Runping
________________ Zhang Wenhuan	________________ Yang Yan
________________ Wang Jiuchen	________________ Wang Wenzhi
________________ Mu Yurong	________________ Kang Yonggang

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

________________ Sun Si	________________ Liu Wu
________________ Dong Heping	________________ Lu Yanbin
________________ Yang Fentuan	________________ Song Gairu
________________ Yang Guixiang	________________ Zhang Junlan
________________ Cui Jianping	________________ Yuan Zhigang
________________ Bai Xiangdong	________________ Wang Ying
________________ Chen Yongsheng	________________ Zhang Qi
________________ Lian Yuesheng	________________ Huang Erlan
________________ Tian Xiangxin	________________ Chang Yueying
________________ Xu Ribin	________________ Shang Rong

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

________________ Wang Junfeng	________________ Wang Jue
________________ Wu Xiurong	________________ Tian Ruiqing
________________ Ren Meizhi	________________ Wang Zefeng
________________ Zhang Shidong	________________ Hou Lixin
________________ Li Ying	________________ Jin Zhiwei
________________ Liu Li	________________ Yi Mudan
________________ Dang Yongzhen	________________ Yi Shikai
________________ Wang Yi	________________ Yan Heping
________________ Ge Rile	________________ Dong Lanban
________________ Ma Yongai	________________ Zhang Guoxian

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

________________ Zhang Dongmei	________________ Fu Yuan
________________ Zhang Junmei	________________ Ma Runzhi
________________ Li Lijun	________________ Ba Tu
________________ Jin Jianzhi	________________ Zhang Fengxiang
________________ Dong Shengke	________________ Dong Junbiao
________________ Dong Huaijun	________________ Dong Lanquan
________________ Chang Aifeng	________________ Wang Hui
________________ Ren Xianhua	________________ Zhang Chunmei
________________ Li Zhiyou	________________ Jiang Changjun
________________ Liu Yajun	________________ Zhang Lin

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

________________ Yang Wen	________________ An Yunxia
________________ Li Guang	________________ Yang Yunfeng
________________ Xu Likun	________________ Guo Fuqiang
________________ Tong Chunguang	________________ Wu Lanying
________________ Ding Yan	________________ Peng Zhixi
________________ Zhang Jun	________________ Liu You
________________ Wen Shuzhen	________________ Suo Jufang
________________ Sun Shenghong

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock

EXHIBIT B

COMPANY ACCOUNT

Account Holder:	__________________________
Bank:	__________________________
Address:	__________________________
__________________________
Telephone:	__________________________
Account Number:	__________________________
SWIFT No.:	__________________________
Reference:	__________________________

Stock Purchase Agreement – Speedhaul, Inc. (Gold Horse International)|StockStock|